Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-123011, 333-123009 and 333-164686) and in the Registration Statements on Form S-3 (333-144349 and 333-129879) of our report dated October 14, 2010, with respect to the consolidated financial statements of KMG Chemicals, Inc. (the “Company”) as of July 31, 2010 and 2009, and for each of the three years in the period ended July 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2010.

Houston, Texas
October 14, 2010